CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-32841, No. 33-13130 and No. 333-22555) pertaining to the MLX Corp. Stock Option Plan and the MLX Corp. Stock Option and Incentive Award Plan and in the related Prospectuses of our report dated February 28, 1997, with respect to the consolidated financial statements of MLX Corp. included in the Form 10-K for the year ended December 31, 1996.




                                       ERNST & YOUNG LLP



March 20, 1997
Atlanta, Georgia